CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of AIM Growth Series (Invesco Growth Series) of our report dated February 28, 2019, relating to the financial statements and financial highlights, which appear in Invesco Quality Income Fund’s Annual Report on Form N-CSR for the year ended December 31, 2018. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Statements” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

December 9, 2019